EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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   As independent public accountants, we hereby consent to the incorporation by reference in this post-effective amendment No. 3 on Form S-3 to Form S-4 of our reports dated February 18, 2000 (except with respect to the Note "Announcement of Merger Agreement with Columbia Energy Group," as to which the date is February 28, 2000) included in or incorporated by reference in the annual report on Form 10-K for NiSource Inc. for the year ended December 31, 1999; our report dated May 2, 2000 included in the quarterly report on Form 10-Q for the period ended March 31, 2000; and our report dated August 9, 2000 included in the quarterly report on Form 10-Q for the period ended
   June 30, 2000; and to all references to our Firm included in this registration statement.



   /s/ Arthur Andersen LLP

   Chicago, Illinois
   October 24, 2000